Exhibit 17(a)

                                   VOTE THIS PROXY CARD TODAY

                              EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                     VOTE BY TOUCH-TONE PHONE, BY MAIL, OR VIA THE INTERNET!

                  CALL: To vote by phone, call toll-free 1-________ and follow the recorded instructions.

                LOG-ON: Vote on the internet at WWW._________.COM and follow the on-line directions.

                  MAIL: Return the signed proxy card in the enclosed envelope.

                       THE PROVIDENT RIVERFRONT FUNDS
                       PROXY FOR A SPECIAL MEETING OF
                     SHAREHOLDERS ON SEPTEMBER 13, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE PROVIDENT RIVERFRONT FUNDS (THE "TRUST") and relates to the proposals with respect to The Riverfront Large Company Select Fund, The Riverfront Balanced Fund, The Riverfront Small Company Select Fund, The Riverfront Select Value Fund, The Riverfront U.S. Government Fund and The Riverfront U.S. Government Securities Money Market Fund (the "Acquired Funds"), for use at a Special Meeting of Shareholders to be held on September 13, 2004 at 2:00 p.m. (Eastern Time) in the offices of ________________ and at any adjournment thereof.

The undersigned hereby appoints ________________ and ________________ and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the Acquired Fund (the name for which is imprinted on this proxy card) which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.

THE UNDERSIGNED HEREBY  ACKNOWLEDGE(S)  RECEIPT OF THE NOTICE OF SPECIAL MEETING
OF    SHAREHOLDERS    OF   THE   ACQUIRED   FUNDS   AND   THE   COMBINED   PROXY
STATEMENT/PROSPECTUS DATED AUGUST __, 2004.

                                                    YOUR VOTE IS IMPORTANT.

                                                IF  YOU   ARE  NOT   VOTING   BY
                                                INTERNET  OR  TELEPHONE,  PLEASE
                                                SIGN AND  DATE  THIS  PROXY  AND
                                                RETURN   IT   PROMPTLY   IN  THE
                                                ENCLOSED ENVELOPE.

                                                 Date:___________________, 2004

                                                --------------------------------




                                                --------------------------------


                                                Signature  (Joint  Owners) (SIGN
                                                IN THE BOX)


                                                     Please sign exactly as name
                                                appears  herein.  If shares  are
                                                held  in  the   name  of   joint
                                                owners,    each   should   sign.
                                                Attorneys-in-fact,    executors,
                                                administrators,  etc.  should so
                                                indicate.  If the shareholder is
                                                a  corporation  or  partnership,
                                                please sign in full corporate or
                                                partnership  name by  authorized
                                                person.

Please fill in one of the boxes as shown using black or blue                 [X]
ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.


This proxy will be voted as specified below with respect to the action to be taken on the following proposals. In the absence of any specification, this proxy will be voted "FOR" the proposals. This proxy will be voted in the designated proxy holder's discretion as to other matters that come before the Special Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote FOR each proposal.


PROPOSAL 1
                                                 FOR     AGAINST     ABSTAIN



(1) To approve an Agreement and Plan of          [ ]       [ ]         [ ]
Reorganization providing for the
transfer of all of the assets and all
liabilities of the Acquired Fund in
exchange for shares of a corresponding
series of Armada Fund. The shares so
received will be distributed to
shareholders of the Acquired Fund and
the Acquired Fund will be terminated as
soon as practicable thereafter.



PROPOSAL 2
                                                 FOR     AGAINST     ABSTAIN


(1) To approve a new investment advisory         [ ]       [ ]         [ ]
agreement between the Trust, on behalf
of the Acquired Fund, and National City
Investment Management Company.




                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.